                                                                          3/4/97
                                                                           DRAFT


                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

    Filed by the registrant /X/

 Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary proxy statement

/X/ Definitive proxy statement

/ / Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              Rohm and Haas Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              Rohm and Haas Company
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):1

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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 (2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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----------

         1 Set forth the amount on which the filing fee is calculated and state how it was determined.

100 INDEPENDENCE MALL WEST, PHILADELPHIA PA 19106-2399 TELEPHONE (215) 592-3000

                                                            [ROHM AND HAAS LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 1997

     The annual meeting of stockholders of Rohm and Haas Company will be held at WHYY, Independence Mall West, 150 N. 6th Street, Philadelphia, Pennsylvania 19106, on Monday, May 5, 1997, at 10:30 a.m. to act upon the following matters:

          1. Election of 14 directors;

          2. Proposal to adopt the Rohm and Haas Company Annual Bonus Plan;

          3. Proposal to adopt the Rohm and Haas Company Long-Term Bonus Plan;
     and

          4. Such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 7, 1997, are entitled to vote their shares.

     It is important that your shares be voted at the meeting. Please sign, date and return the enclosed proxy promptly. The accompanying envelope requires no postage if mailed in the United States.

     A summary report of the meeting will be mailed to stockholders.

                                                 Gail P. Granoff
                                                 Secretary

March 21, 1997

ROHM AND HAAS COMPANY

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 1997

  The enclosed proxy is being solicited by Rohm and Haas Company's Board of Directors for use at the annual meeting of stockholders, and any adjournment of the meeting. The meeting will be held at WHYY, Independence Mall West, 150 N. 6th Street, Philadelphia, Pennsylvania 19106, on May 5, 1997. Stockholders of record at the close of business on March 7, 1997 are entitled to notice of and to vote at the meeting. As of March 7, 1997, the Company had outstanding 62,868,326 shares of common stock and 2,630,609 shares of preferred stock. Each share of common and preferred stock is entitled to one vote.

  All shares represented by properly executed proxies will be voted at the meeting. Any stockholder may revoke a proxy at any time before it is voted by providing written notice to the Company's Secretary. The Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies for a fee of $5,000 plus reasonable out-of-pocket expenses. The Company will pay the cost of soliciting proxies, which are being mailed about March 21, 1997.

ELECTION OF DIRECTORS

  Fourteen directors are to be elected at the meeting. The directors will hold office until the next annual meeting of stockholders, and until their successors are elected.

  The persons identified on pages 3 through 6 were nominated by the Board of Directors upon the recommendation of the Nominating Committee. All nominees currently serve on the Board of Directors. If any nominee is unable to serve as a director, the people named in the proxy will vote for such other nominee as may be designated by the Board of Directors. No nominee owns more than 1% of the outstanding stock. Votes may be cast in favor of or withheld from each nominee. If a quorum is present at the meeting, a nominee will be elected as a director by receiving the affirmative vote of a majority of the stock represented (in person or by proxy) at the meeting.

------------------------

[PHOTO]

                               GEORGE B. BEITZEL
                               DIRECTOR SINCE 1983
------------------------

Mr. Beitzel, 68, senior vice president and director of International Business Machines Corporation until retirement in March 1987; director of Bankers Trust Company, Bitstream, Inc., Caliber System, Inc., Computer Task Group, Phillips Petroleum Company, TIG Holdings and Xillix Technologies.

Rohm and Haas Board Committees:
Chairman--Finance; member--Audit, Nominating,
Strategic Planning

------------------------

[PHOTO]

                               DANIEL B. BURKE
                               DIRECTOR SINCE 1986
------------------------

Mr. Burke, 68, director of Capital Cities/ABC, Inc. until February 1996; previously chief executive officer, president and director of Capital Cities/ABC, Inc. from 1990 to 1994; director of Consolidated Rail Corporation, Darden Restaurants and Morgan Stanley Group, Inc.

Rohm and Haas Board Committees:
Chairman--Executive Compensation; member--Corporate
Responsibility, Nominating, Strategic Planning

------------------------

[PHOTO]

                               EARL G. GRAVES
                               DIRECTOR SINCE 1984
------------------------

Mr. Graves, 62, chairman and chief executive officer of Earl G. Graves Ltd.; chairman and chief executive officer of Pepsi-Cola of Washington, D.C., L.P.; publisher and editor of Black Enterprise magazine; EGOLI Beverages (Pepsi-Cola
S. A.) General Partner; director of Aetna Life and Casualty Company, AMR (American Airlines, Inc.), Chrysler Corporation and Federated Department Stores.

Rohm and Haas Board Committees:
Chairman--Strategic Planning; member--Corporate
Responsibility, Executive Compensation, Nominating

------------------------

[PHOTO]

                               JAMES A. HENDERSON
                               DIRECTOR SINCE 1989
------------------------

Mr. Henderson, 62, chairman, chief executive officer and director of Cummins Engine Company, Inc. since 1995; chief executive officer, president and director of Cummins Engine Company, Inc. from 1994 to 1995 and previously president, chief operating officer and director of Cummins Engine Company, Inc.; director of Ameritech Corporation, Inland Steel Industries, Inc. and Ryerson Tull, Inc.

Rohm and Haas Board Committees:
Audit, Finance, Nominating, Strategic Planning

------------------------

[PHOTO]

                               JOHN H. MCARTHUR
                               DIRECTOR SINCE 1977
------------------------

Mr. McArthur, 62, George F. Baker Professor of Business Administration Emeritus, Harvard Business School, formerly dean of Harvard Business School until retirement in 1995; director of BCE, Inc., Cabot Corporation, Glaxo Welcome Plc., Springs Industries, Inc., The AES Corporation and Vincam Group, Inc.

Rohm and Haas Board Committees:
Chairman--Audit; member--Finance, Nominating,
Strategic Planning

------------------------

[PHOTO]

                               PAUL F. MILLER, JR.
                               DIRECTOR SINCE 1969
------------------------

Mr. Miller, 69, partner, Miller Associates, a private investment partnership; previously a limited partner in the investment management firm of Miller Anderson & Sherrerd from 1992-1995; general partner in Miller, Anderson & Sherrerd from 1969 to 1991; director of Hewlett-Packard Company and The Mead Corporation.

Rohm and Haas Board Committees:
Chairman--Nominating; member--Audit, Executive,
Finance, Strategic Planning

------------------------

[PHOTO]

                               JORGE P. MONTOYA
                               DIRECTOR SINCE 1996
------------------------

Mr. Montoya, 50, executive vice president, The Procter & Gamble Company and president, Procter & Gamble Latin America since 1995; group vice president, The Procter & Gamble Company and president, Procter & Gamble Latin America from 1991 to 1995.

Rohm and Haas Board Committees:
Corporate Responsibility, Executive Compensation, Nominating, Strategic Planning

------------------------

[PHOTO]

                               SANDRA O. MOOSE
                               DIRECTOR SINCE 1981
------------------------

Dr. Moose, 55, senior vice president and director of The Boston Consulting Group, Inc.; director of GTE Corporation and twenty-three investment companies sponsored by The New England Funds.

Rohm and Haas Board Committees:
Chairman--Corporate Responsibility; member
Executive, Executive Compensation, Nominating,
Strategic Planning

------------------------

[PHOTO]

                               JOHN P. MULRONEY
                               DIRECTOR SINCE 1982
------------------------

Mr. Mulroney, 61, president and chief operating officer of Rohm and Haas since 1986; director of Teradyne Inc. and Aluminum Company of America.

Rohm and Haas Board Committees:
Corporate Responsibility, Executive, Strategic Planning

------------------------

[PHOTO]

                               GILBERT S. OMENN
                               DIRECTOR SINCE 1987
------------------------

Dr. Omenn, 55, dean of the School of Public Health and Community Medicine at the University of Washington, Seattle since 1982; Professor of Medicine and Professor of Environmental Health; director of Amgen Inc., Immune Response Corp., Nutraceutix, Inc. and Ostex International, Inc.

Rohm and Haas Board Committees:
Audit, Finance, Nominating, Strategic Planning

------------------------

[PHOTO]

                               RONALDO H. SCHMITZ
                               DIRECTOR SINCE 1992
------------------------

Dr. Schmitz, 58, member of the Board of Managing Directors of Deutsche Bank AG since 1991 and Chairman, Deutsche Morgan Grenfell; director of Bertelsmann AG, Glaxo Wellcome Plc., Metallgesellschaft AG and Tchibo Holding AG.

Rohm and Haas Board Committees:
Audit, Finance, Nominating, Strategic Planning

------------------------

[PHOTO]

                               ALAN SCHRIESHEIM
                               DIRECTOR SINCE 1989
------------------------

Dr. Schriesheim, 67, director emeritus of Argonne National Laboratory since 1996; chief executive officer and director of Argonne National Laboratory from 1984 to 1996; director of HEICO Corporation.

Rohm and Haas Board Committees:
Corporate Responsibility, Executive
Compensation, Nominating, Strategic Planning

------------------------

[PHOTO]

                               MARNA C. WHITTINGTON
                               DIRECTOR SINCE 1989
------------------------

Dr. Whittington, 49, chief operating officer, Morgan Stanley Asset Management Inc. since 1996; partner of the investment management firm of Miller, Anderson & Sherrerd since 1994 until acquired by Morgan Stanley in 1996; head of the business core of Miller, Anderson & Sherrerd from 1992 to 1993; executive vice president in 1992 at the University of Pennsylvania; director of Federated Department Stores.

Rohm and Haas Board Committees:
Audit, Executive, Finance, Nominating, Strategic Planning

------------------------

[PHOTO]

                               J. LAWRENCE WILSON
                               DIRECTOR SINCE 1977
------------------------

Mr. Wilson, 61, chairman and chief executive officer of Rohm and Haas since 1988; director of The Vanguard Group of Investment Companies and Cummins Engine Company, Inc.

Rohm and Haas Board Committees:
Chairman--Executive; member--Strategic Planning

BOARD ORGANIZATION AND COMPENSATION

ORGANIZATION

  The Board of Directors held five meetings in 1996. All directors, except Ronaldo H. Schmitz, attended at least 75% of the meetings of the Board and committees on which they serve. The committees of the Board, their functions and the number of meetings held in 1996 are:

  AUDIT COMMITTEE (three meetings)--reviews the Company's annual financial statements; recommends to the Board of Directors the selection of the Company's independent accountants; approves audit and non-audit fees of independent accountants; reviews their independence and considers the scope of their audits and audit results, including review of the auditors' management letter and the Company's response to that letter; considers the adequacy of the Company's internal accounting control systems; reviews the staffing and audit program of the internal auditing department; and reviews the adequacy of the Company's policies and procedures with respect to compliance with the Company's Code of Business Conduct.

  CORPORATE RESPONSIBILITY COMMITTEE (two meetings)--establishes guidelines and monitors management performance in meeting the Company's responsibilities to its employees, its customers, the general public and the communities in which the Company operates.

  EXECUTIVE COMMITTEE (one meeting)--considers matters requiring Board action between Board of Directors' meetings.

  EXECUTIVE COMPENSATION COMMITTEE (three meetings)--reviews and approves compensation plans and remuneration arrangements for senior management and directors and oversees the administration of executive compensation plans. A subcommittee makes decisions in accordance with requirements of section 162(m) of the Internal Revenue Code of 1986, as amended.

  FINANCE COMMITTEE (five meetings)--reviews the financial strategy of the Company, particularly its policies for capital structure, dividend payout, and return on assets; approves and recommends to the Board of Directors all dividend payments; considers the Company's financing plans; reviews the Company's foreign financial programs and currency exposure policies and practices; and provides oversight to the Benefits Investment Committee.

  NOMINATING COMMITTEE (three meetings)--determines corporate governance policies, monitors the program for top management succession; evaluates the performance of the chief executive officer, other executive officers and the Board of Directors; and recommends the composition of the Board of Directors and nominees for membership on the Board. The Committee will consider Board nominations submitted by stockholders if names and biographical data are submitted in writing to the Committee.

  STRATEGIC PLANNING COMMITTEE (two meetings)--reviews and approves the Company's long-term plans, strategies and resource allocations as well as intermediate-term operating plans.

COMPENSATION

  Directors who are employees of the Company do not receive compensation for their services as directors.

  In December 1996, the Board of Directors adopted the Rohm and Haas Company 1997 Non-Employee Directors' Stock Plan (the "1997 Compensation Plan"). The 1997 Compensation Plan was adopted following a review by the Company of the compensation of non-employee directors with the assistance of an independent compensation consultant, and is intended to meet the following goals:

     1. Eliminate the non-employee directors' retirement program;

     2. Provide more of their compensation in stock-based instruments to align directors' interests more closely with stockholder interests;

     3. Simplify the structure of compensation; and

     4. Provide a package which is competitive with compensation at other chemical companies and at other industrial companies.

   1996 COMPENSATION AND FUTURE COMPENSATION UNDER THE 1997 COMPENSATION PLAN
--------------------------------------------------------------------------------

                                          1996 COMPENSATION:               1997 COMPENSATION:
---------------------------------------------------------------------------------------------

Annual Retainers:
  Board                            $20,000                                        $39,000(2)
                                                                            550.381 Deferred
                                                                             Stock Shares(2)
  Committee (per committee)        $2,250                                               none
  Committee Chair                  $2,750                                          $3,000(2)
                                   ($5,250 for Audit Committee
                                   Chair)
Meeting Fees:
  Board (per diem)                 $1,000                                               none
  Committee (per diem)             $1,000                                               none
Other Compensation:
  Restricted Stock                 $25,000                                              none
                                   every 5 years(1)
  Retirement Plan                  $20,000                                              none
                                   annual pension benefit(3)

--------------------------------------------------------------------------------

(1) All non-employee directors received a grant of restricted stock having a market value equal to $25,000 in January 1988, or upon election, if elected after that date. The Rohm and Haas Restricted Stock Plan of 1992 for Non-Employee Directors continued this practice with non-employee directors receiving a grant of restricted stock having a market value equal to $25,000 every five years after the initial grant of stock.

    This plan covers an aggregate of 50,000 shares of the Company's common stock. As in the initial grant, the shares vest in 20% increments for each year of Board service. All shares are subject to forfeiture if a director leaves the Board prior to completing five years of Board service following the date of grant except in the event of retirement, death or disability. Directors may also elect to receive their Board and committee retainers in restricted stock under the provisions of this plan; all such shares are immediately 100% vested.

    No new shares will be issued under this plan.

(2) The amount of Board compensation under the new plan, paid half in cash and half in "Deferred Stock Shares", was determined to be competitive with median total compensation paid by companies in the S&P Chemicals Index. "Deferred Stock Shares" means the number of Deferred Stock Shares credited to a director's deferred stock account under the new plan. One Deferred Stock Share will entitle the director to one share of Company common stock when the director leaves the Board. Each director may elect to receive the stock immediately after leaving the Board or in annual installments over a period of up to 10 years after leaving the Board. The number of Deferred Stock Shares to which a director is entitled is calculated by dividing $39,000 by a stock price projected by a trend line analysis of the average of the quarterly high and low stock prices over the preceding 40 quarters. Directors will receive in their deferred stock accounts dividend equivalent credits for all dividends declared for the Deferred Stock Shares held in their accounts. Directors may also elect to defer all or part of their cash compensation into Deferred Stock Shares.

(3) Under the Retirement Plan for Non-employee Directors, directors who retired at age 70 after serving on the Board for at least five years were entitled to receive an annual pension equal to their annual retainer as a director for a period of time not exceeding the director's length of service on the Board of Directors. The 1996 Board retainer was $20,000. Effective January 1, 1997, the present value of the vested retirement benefit for each director was converted to Deferred Stock Shares, and the Retirement Plan was eliminated.

  In addition, all non-employee directors are reimbursed for their travel expenses. Mr. Beitzel receives an annual fee of $4,000 for his services as a member of the Company's Environmental Advisory Council and Dr. Omenn receives an annual fee of $6,000 for his services as chair of that Council.

  OTHER INFORMATION AND BUSINESS RELATIONSHIPS--Dr. Schmitz is Chairman of Deutsche Morgan Grenfell, a subsidiary of Deutsche Bank and an investment bank which performed services for the Company or its subsidiaries during 1996 and which may perform additional services during 1997. The Company has a revolving credit agreement with Deutsche Bank under which the Company and its subsidiaries may borrow up to $35 million. The Company and its subsidiaries also have other banking relationships with Deutsche Bank in the normal course of business. Dr. Schmitz is a member of the board of managing directors of Deutsche Bank. The equity fund in the Company's Savings Plan is invested in The Vanguard Index 500 Fund. Mr. Wilson is a director of The Vanguard Group of Investment Companies. Mr. Montoya is an executive vice president of The Procter & Gamble Company, a customer of the Company and its subsidiaries.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                              LONG-TERM
                                        ANNUAL                               COMPENSATION
                                     COMPENSATION              ----------------------------------------
                            ------------------------------               AWARDS                PAYOUTS
                                                               ---------------------------
                                                   OTHER                      ------------                    ALL
                                                   ANNUAL      RESTRICTED      SECURITIES      --------      OTHER
     NAME AND                                     COMPEN-        STOCK         UNDERLYING        LTIP       COMPEN-
     PRINCIPAL               SALARY     BONUS      SATION        AWARDS         OPTIONS        PAYOUTS      SATION
     POSITION        YEAR     ($)        ($)        ($)           ($)             (#)            ($)          ($)
-------------------------------------------------------------------------------------------------------------------
                                         (1)        (2)                                          (1)
J. Lawrence Wilson    1996  $681,500   $578,733   $      0      $200,000         26,400        $250,280     $11,416(3)
  Chairman &          1995   616,000    368,551          0             0         13,200         258,254      10,592
  C.E.O.              1994   579,500    350,761          0             0          9,500         258,945      10,279
John P. Mulroney      1996  $472,000   $392,164   $      0             0         15,300        $167,867     $ 5,518(4)
  President           1995   439,000    226,341          0             0          8,900         168,592       8,605
                      1994   427,000    218,423          0             0          6,500         169,390       9,207
Fred W. Shaffer       1996  $278,000   $184,090   $      0             0          6,000        $ 74,256     $ 9,409(5)
  Vice President      1995   257,250    107,533          0             0          4,200          74,571       8,122
  & C.F.O.            1994   246,500    103,940          0             0          3,000          75,594       7,991
John F. Talucci       1996  $249,000   $135,601   $      0             0          4,700        $ 74,687     $ 5,518(6)
  Vice President      1995   229,250     88,288          0             0          3,400          58,674       5,400
                      1994   218,250     85,386          0             0          2,400          58,919       5,492
Basil A. Vassiliou    1996  $313,500   $226,600   $ 26,911             0          7,500        $ 93,278     $51,620(7)
  Vice President      1995   279,250    130,060      2,233             0          5,100          91,539      55,140
                      1994   262,750    125,438    105,218             0          3,700          87,385      63,357
-------------------------------------------------------------------------------------------------------------------

(1) A portion of both the annual bonus and long-term plan payout is paid in restricted stock, valued at fair market value as of the first business day of the month of grant, in lieu of cash, and is included in the amounts shown in the table in the Bonus and LTIP Payouts columns. The total number (and value) of restricted shares granted during the last five years in lieu of cash bonuses and held at the end of 1996 (which excludes 1997 grants made in lieu of a portion of the 1996 annual and long-term bonus awards) for the named executive officers were: Mr. Mulroney, 12,824 ($1,046,759); Mr. Shaffer, 4,682 ($382,168); Mr. Talucci, 3,041 ($248,222); Dr. Vassiliou,
    5,347 ($436,449) and Mr. Wilson, 23,802 ($1,942,838). Dividends are paid currently on restricted shares and such shares may be voted.

(2) Reimbursement for tax liabilities related to payments for assignment outside of home country.

(3) Includes the Employee Stock Ownership/Savings Plan allocation of $5,518 and a benefit bonus of $5,898 paid in lieu of certain benefits provided at Company expense to other employees.

(4) Includes the Employee Stock Ownership/Savings Plan allocation of $5,518.

(5) Includes the Employee Stock Ownership/Savings Plan allocation of $5,518 and a benefit bonus of $3,890 paid in lieu of certain benefits provided at Company expense to other employees.

(6) Includes the Employee Stock Ownership/Savings Plan allocation of $5,518. Under an agreement with the Company, when Mr. Talucci retires, he will receive payments equal to his salary and the bonuses he would have received under the annual and long-term plans had he worked an additional twenty-four months and will be guaranteed a minimum retirement benefit equal to the lump sum value of his accrued pension benefit from the pension plan and non-qualified pension plan as of December 31, 1996.

(7) Includes the Employee Stock Ownership/Savings Plan allocation of $1,037, a benefit bonus of $810 paid in lieu of certain benefits provided at Company expense to other employees and $45,065 for certain other expenses related to assignment outside his home country as allowed under the Company's international personnel policy.

                             OPTION GRANTS IN 1996
--------------------------------------------------------------------------------

                                  INDIVIDUAL GRANTS                                    GRANT DATE VALUE
-------------------------------------------------------------------------------------  -----------------
                               NUMBER OF        % OF
                               SECURITIES      TOTAL       EXERCISE
                               UNDERLYING     OPTIONS         OF                          GRANT DATE
                                OPTIONS      GRANTED TO      BASE                           PRESENT
                                GRANTED      EMPLOYEES      PRICE        EXPIRATION          VALUE
             NAME                 (#)         IN 1996      ($/SH.)          DATE              ($)
--------------------------------------------------------------------------------------------------------
                                    (1)                         (2)                              (3)

J. L. Wilson                     26,400         13.1%      $64.4375     Jan. 4, 2006       $ 438,768
J. P. Mulroney                   15,300          7.6%       64.4375     Jan. 4, 2006         254,286
F. W. Shaffer                     6,000          3.0%       64.4375     Jan. 4, 2006          99,720
J. F. Talucci                     4,700          2.3%       64.4375     Jan. 4, 2006          78,114
B. A. Vassiliou                   7,500          3.7%       64.4375     Jan. 4, 2006         124,650

--------------------------------------------------------------------------------

(1) Options are first exercisable on January 5, 1997.

(2) The exercise price is the average of the high and low New York Stock Exchange prices for Rohm and Haas common stock on the January 5, 1996 grant date.

(3) Grant date values are estimated using the Black-Scholes option pricing model. Assumptions used for the Black-Scholes model are as follows:

Risk-free interest rate:    5.60%          Volatility:          0.2162
Dividend yield:             2.59%          Time to exercise:    7 years

    Although executives face uncertain risks of forfeiture, these risks are not considered in estimating the grant date values.

                      AGGREGATED OPTION EXERCISES IN 1996
                       AND DECEMBER 31, 1996 OPTION VALUE
--------------------------------------------------------------------------------

                           SHARES                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          ACQUIRED                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                             ON         VALUE          OPTIONS AT FY-END            OPTIONS AT FY-END
                          EXERCISE     REALIZED     UNEXERCISABLE/EXERCISABLE    UNEXERCISABLE/EXERCISABLE
          NAME              (#)          ($)          (#)             (#)          ($)            ($)
---------------------------------------------------------------------------------------------------------

J. L. Wilson                9,914      $312,758      26,400          81,994      $453,750      $3,042,869

J. P. Mulroney             10,842       376,112      15,300          61,232       262,969       2,336,923

B. A. Vassiliou             3,472       152,117       7,500          17,820       128,906         513,051

F. W. Shaffer               4,924       187,429       6,000          22,257       103,125         787,640

J. F. Talucci               7,647       301,983       4,700          15,522        80,781         517,203

--------------------------------------------------------------------------------

                   LONG-TERM INCENTIVE PLAN AWARDS IN 1996(1)
--------------------------------------------------------------------------------

                                                                                        ESTIMATED FUTURE
                                                                                    PAYOUTS UNDER NON-STOCK
                                           NUMBER OF          PERFORMANCE OR           PRICE-BASED PLANS
                                         SHARES, UNITS         OTHER PERIOD       ----------------------------
                                        OR OTHER RIGHTS      UNTIL MATURATION     THRESHOLD            TARGET
                 NAME                         (#)               OR PAYOUT            ($)                ($)
--------------------------------------------------------------------------------------------------------------
J. L. Wilson                                $272,420             12/31/98         $136,210            $326,904
J. P. Mulroney                               181,440             12/31/98           90,720             217,728
F. W. Shaffer                                 77,840             12/31/98           38,920              93,408
J. F. Talucci                                 51,670             12/31/98           25,835              62,004
B. A. Vassiliou                               98,990             12/31/98           49,495             118,788
--------------------------------------------------------------------------------------------------------------

(1) Long-term bonus awards are payable in cash and restricted stock. Awards for Mr. Wilson, Mr. Mulroney, Mr. Shaffer and Dr. Vassiliou are determined by multiplying a bonus standard for the executive's level times two factors: 1) the Company's three-year average return on equity (ROE) divided by the combined ROE of companies in the Value-Line Industrial Composite and 2) the Company's ROE divided by the greater of 13% or the Value-Line Industrial Composite three year ROE less 2%. Mr. Talucci's award will be determined by multiplying a bonus standard for his level times three factors: 1) the Company's three-year average divided by the combined ROE of companies in the Value-Line Industrial Composite and 2) the Company's ROE divided by 13% and
    3) a three-year average personal performance factor.

    The numbers shown in the column titled "Number of Shares, Units or Other Rights" are bonus standards in dollar amounts set so that resulting bonuses combined with gains from stock options granted at the same time will produce total long-term compensation slightly below the median level provided by other industrial companies of like size and profitability, if the Company just meets performance targets.

    No payouts are allowed if the product of the two ROE ratios is less than 0.5, which would occur for example when Company ROE performance is 70% or less of the competition's ROE and of the ROE standard established by the Executive Compensation Committee. The payouts in the Threshold column are based on that number. Payouts in the Target column assume the Company's ROE matches both the competitive and standard ROEs. There is no maximum ROE performance limit and, therefore, no maximum award.

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                       YEARS OF SERVICE
                 ------------------------------------------------------------
REMUNERATION     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-----------------------------------------------------------------------------
 $  200,000      $ 43,740     $ 58,320     $ 72,900     $ 87,480     $100,000
    400,000        88,740      118,320      147,900      177,480      200,000
    600,000       133,740      178,320      222,900      267,480      300,000
    800,000       178,740      238,320      297,900      357,480      400,000
  1,000,000       223,740      298,320      372,900      447,480      500,000
  1,200,000       268,740      358,320      447,900      537,480      600,000
-----------------------------------------------------------------------------

This table shows the approximate aggregate annual pension benefit under the Pension Plan for Salaried Employees and the supplemental Executive Pension Parity Plan. The Remuneration column represents the average salary which is based on the highest consecutive 36-month base salary, and the annual bonus which is the average of the bonuses earned under the annual bonus plan in the seven years prior to retirement, excluding the highest and lowest of those bonuses. The table includes offsets for Social Security. As of December 31, 1996, the years of credited service on which benefits are based for the named executives are: Mr. Mulroney, 39 years; Mr. Shaffer, 36 years; Mr. Talucci, 35 years; Dr. Vassiliou, 36 years; Mr. Wilson, 31 years.

REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

  The Executive Compensation Committee (the "Committee") is responsible for assuring appropriate compensation of the Company's executive officers; a subcommittee makes decisions in accordance with requirements of section 162(m) of the Internal Revenue Code of 1986, as amended ("162(m)") and Section 16 of the Securities and Exchange Act of 1934, as amended ("Section 16").

  Total compensation of Company executives is based on corporate and individual performance. For 1996, corporate performance was measured by the Company's return on equity ("ROE") compared to other chemical companies and to the long-term returns of a broad range of U.S. companies. ROE was used because of its strong historic relationship to stockholder value. The Committee believes that other measures should now be used in addition to ROE and shareholder approval of new plans is requested for 1997 and beyond.

  Individual performance is measured primarily by results achieved compared to objectives agreed to at the start of the year. For the CEO and other executive officers, these objectives and the results achieved are reviewed by the Nominating Committee and its findings are communicated to the Committee which determines the compensation consequences. Incentive compensation is paid in cash, restricted stock and by use of stock options.

  Under the plans used in 1996, when the Company just meets performance norms established by the Committee, the Committee intends executive compensation to be slightly below the median levels of our competitors' compensation. As the Company's performance moves beyond those norms and the performance of our competitors, the Committee intends our executive compensation to move toward the high end of our competitors' compensation. If the Company's performance should fall below those norms, the Committee intends executive compensation to fall toward the low end of our competitors' compensation. The formulas in the plans described below are designed to achieve these results.

  It is the Committee's intention that all compensation paid to executive officers be fully deductible under the Internal Revenue Code of 1986, as amended.

  SALARIES--Executive salaries are established under the same system used for most Company salaried employees. Individual salaries are targeted to an amount, based on the person's performance against established objectives, in a salary range for that person's level. The salary range for each level is centered around the median salary for comparable positions in other industrial companies of generally the same size and profitability as determined through widely used surveys.

  ANNUAL BONUSES--The four most highly compensated executive officers were paid annual bonuses under two plans in 1996. One plan, the Top Executive Annual Performance Award Plan ("TEAPA") approved by stockholders in 1994, is based entirely on corporate performance and amounts paid under this plan were determined by the following formula: the product of a corporate factor times a bonus standard for the individual's level. The corporate factor is determined by relating the Company's ROE performance (adjusted for certain unusual items) to the ROE of 25 of the largest chemical companies and to an absolute ROE standard equal to the greater of 13% or the average ROE of the 25 companies minus 2%. The product of those two ratios was 1.021 which is the Company's 1996 corporate factor for this plan. The corporate factor would be 1.0 if the Company just met performance norms. The bonus standards are dollar amounts set to pay bonuses at approximately 70% of the median of bonuses paid by other industrial companies of generally the same size and profitability, if the Company just meets performance norms. Competitive bonus practices are determined through the same surveys on which salary ranges are based. The second plan is a discretionary bonus plan based on individual performance against objectives established by the Nominating Committee at the beginning of the year.

  All other executives were paid annual bonuses under the Annual Performance Award Plan. The amounts paid for the 1996 annual bonuses were determined by the following formula: The product of the square of an individual performance factor times a corporate factor times a bonus standard for the individual's level. The individual performance factor, assigned by the Committee, is a rating on a scale that ranges from zero to 1.25. The corporate factor is determined by relating the Company's ROE performance (adjusted for certain unusual items) to the ROE of 25 of the largest chemical companies and to the ROE standard established by the Committee at 13% to represent typical long-term returns for equity investments in the United States. The product of those two ratios was 1.384 which is the Company's 1996 corporate factor for this plan. The corporate factor would be 1.0 if the Company just met performance norms. The bonus standards are dollar amounts set to pay bonuses at approximately 70% of the median of bonuses paid by other industrial companies of generally the same size and profitability, if the Company just meets performance norms. Competitive bonus practices are determined through the same surveys on which salary ranges are based. All non-executive employees of the Company are also eligible to receive annual bonuses under this plan but individual performance is a factor only for higher level employees.

  LONG-TERM BONUSES--The long-term bonus is based on a three year cycle. Four top executives participated in the Top Executive Long-Term Award Plan ("TELTAP") approved by stockholders in 1994. The bonuses under this plan are determined by the following formula: the product of a corporate factor for the three year period times a long-term bonus standard. The corporate factor for the long-term plan is determined by relating the Company's three year ROE (adjusted for certain unusual items) to the three-year ROE of companies in the Value-Line Industrial Composite and to the greater of 13% or the Value-Line Industrial Composite three-year average less 2%. For the cycle ending in 1996, the long-term corporate factor was 1.007. The bonus standards for the long-term award are dollar amounts that are set to pay bonuses, when combined with the stock options granted, slightly below the median of bonuses paid by other industrial companies of generally the same size and profitability, if the Company just meets performance norms.

  All other executives (approximately 80 people) participated in the Long-Term Award Plan. Bonuses under this plan are determined by the following formula: the product of the average of the individual's performance ratings over the three-year period times a corporate factor for the three-year period times a long-term bonus standard. The determination of the bonus standards is the same as under TELTAP. The corporate factor for this plan is determined by relating the Company's three-year ROE (adjusted for certain unusual items) to the three-year ROE of companies in the Value-Line Industrial Composite and to an absolute ROE standard set by the Committee at 13%. For the cycle ending in 1996, the long-term corporate factor was 1.287.

  STOCK--Participants in the Amended Rohm and Haas Stock Option Plan of 1992 received stock options with an exercise price equal to the average of the high and low prices on the New York Stock Exchange on the date of grant. The Committee determines guidelines for the granting of stock options so that the value of the stock options granted combined with long-term bonus awards would pay slightly below the median of total long-term compensation of other industrial companies of generally the same size and profitability at target performance. Stock options are granted to approximately 80 executives. Nine executive officers received a portion of their annual and long-term bonuses in restricted stock in lieu of cash. The restrictions lapse after a five-year period.

  BENEFITS--The benefits provided for executives are in line with those of all parent company employees and with those provided by other large chemical companies.

PERFORMANCE OF THE COMPANY AND ITS CHIEF EXECUTIVE OFFICER

  Chief Executive Officer J. Lawrence Wilson led the Company to an outstanding performance in 1996. New levels of accomplishment were reached in safety, productivity, product responsibility, community outreach, customer satisfaction and financial performance.

  The Company's safety record surpassed the target established for the year, was twice as good as it was only three years ago, and is approaching the best in the industry. The Company's achievement in improving its U.S. safety record was acknowledged by the Chemical Manufacturers Association which named Rohm and Haas a 1996 recipient of the Lammot du Pont Achievement Award. Vast progress was made in pollution prevention as reflected in the Company's reduction of SARA emissions by 75% since 1987, and in building goodwill with the Company's neighbors as shown in the successful third party review of the Company's Responsible Care(R) programs.

  Sales for 1996 established a new record, earnings per share increased 30%, and return on equity reached its second highest level in 40 years. Internal costs have remained essentially flat for three years, even as the Company's sales volume increased more than 26% since 1992. Changes in the workforce continued to be managed with fairness and dignity with respect to employees, and without any major disruptions or material charges to earnings for severance costs.

  The Committee believes Mr. Wilson has initiated difficult and important changes, set the course for continued improvements in the future, and met the highest standards of integrity and ethical conduct in all aspects of Rohm and Haas affairs. As a result, Mr. Wilson exceeded the demanding objectives the Nominating Committee established for him at the outset of the year.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

  The Executive Compensation Committee increased Mr. Wilson's salary by $74,000 early in 1996, reflecting the increase in the Company's salary ranges between 1995 and 1996, Mr. Wilson's long-term performance and the Committee's expectations of his future performance.

  Mr. Wilson's 1996 annual bonus under TEAPA was determined by multiplying the corporate performance factor of 1.021 times a bonus standard established by the Committee before the beginning of the year. The resulting bonus of $278,733 was paid in restricted stock under the Rohm and Haas Restricted Stock Plan of 1992. In addition, the Committee authorized a discretionary cash bonus of $300,000 and a restricted stock award of 2,420 shares of restricted stock under the Rohm and Haas Restricted Stock Plan of 1992, based on Mr. Wilson's performance against the objectives established for him by the Nominating Committee at the beginning of the year.

  Mr. Wilson's long-term bonus for the 1994-96 period was the product of the three-year corporate performance factor of 1.007 times a long-term bonus standard established by the Committee before the beginning of the period. Half of this award was paid in cash and half in restricted stock under the Rohm and Haas Restricted Stock Plan of 1992.

  Mr. Wilson's 1996 stock option grants followed the Committee's guidelines and have an exercise price equal to the fair market price on the date granted.

  EXECUTIVE COMPENSATION COMMITTEE--Daniel B. Burke, Chairman, Earl G. Graves, Jorge P. Montoya, Sandra O. Moose, Alan Schriesheim.

                    CUMULATIVE TOTAL RETURN TO SHAREHOLDERS
          ROHM AND HAAS COMPANY, S&P 500 INDEX AND S&P CHEMICAL INDEX

      MEASUREMENT PERIOD         ROHM AND HAAS        S&P
    (FISCAL YEAR COVERED)           COMPANY      CHEMICALS- 500  S&P 500 INDEX
1991                                       100             100             100
1992                                    125.92           109.5          107.62
1993                                    143.48          122.46          118.46
1994                                    141.08          141.77          120.03
1995                                    163.24          185.19          165.13
1996                                    212.17          244.66          203.05

Source: Standard & Poor

This comparison of five-year cumulative total return assumes $100 invested on December 31, 1991 in Rohm and Haas Company Common Stock, S&P 500 Composite Index and S&P Chemical Index and the reinvestment of dividends.

PROPOSALS ON COMPENSATION PLANS

  One of the key areas identified for continued improvement in the Company's survey of its employees in 1996 was performance management. Although progress has been made in this area, employees continue to challenge the Company to find better ways to connect individual performance with compensation. At the same time, return on equity ("ROE"), on which the Company's current bonus plans are based, has become a less significant test of corporate performance. To establish compensation systems that more closely align individual performance with corporate performance goals, the Company has reviewed the current compensation system and recommends the adoption of a new annual bonus plan, applicable to all regular Company employees, based on return on net assets ("RONA") and a new long-term bonus plan, for executives, based on ROE and cumulative total return to stockholders. Subject to stockholder approval, these plans will replace the previous plans for all performance cycles beginning in 1997. These plans require stockholder approval to assure the deductibility of compensation for top executive officers under section 162(m) of the Internal Revenue Code of 1986, as amended ("162(m)").

  THE ROHM AND HAAS COMPANY ANNUAL BONUS PLAN. The purpose of this plan is to reward all Rohm and Haas regular employees for their contribution toward attaining superior corporate performance. Awards under this plan are based on an employee's salary and level, and the Company's performance as measured by its RONA. RONA is the performance standard used internally to measure the performance of the Company's businesses and is a good measure of employees' performance in using Company assets to further business objectives. Management may establish unit, team or individual performance goals which may be used to adjust unit, team or individual awards for any employee other than Named Executive Officers, as defined in the proxy rules.

  Each year, the Executive Compensation Committee or its subcommittee (the "Committee") will establish a RONA performance goal for the Company. Bonuses under the plan will be determined by a bonus target established for each employee level. The bonus target will represent the percentage of the employee's salary awarded when the Company meets the established performance goal. The aggregate bonus payout as a percentage of net after tax profit, for any performance year, may not exceed the Company's RONA. Additionally, no individual will receive more than 2 1/2% of the aggregate bonus payout. No bonus will be paid when the Company's RONA is less than 6%. The Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. Except as required by 162(m), the Board of Directors will have the authority to modify, suspend or terminate this plan, without stockholder approval, as the Board deems in the best interest of the Company. A copy of the plan is attached to this proxy statement as Exhibit A.

  THE ROHM AND HAAS COMPANY LONG-TERM BONUS PLAN. The purpose of this plan is to reward the approximately 80 executives for the attainment of superior corporate long-term ROE and stockholder value creation. While RONA is a fair and appropriate standard for measuring internal performance in the annual plan, ROE, as measured against a goal established by the Committee, is an important measure of executive performance and is a factor in determining executive compensation. In addition, executive bonuses under this plan will be tied to the value created for stockholders as measured and reported yearly in the Company's performance graph in the proxy statement.

  The Committee will approve a Long-Term Award Standard ("Standard") for each participant to be used as the basis for calculating the award at the end of the three year cycle. No Standard will exceed the lesser of $600,000 or 60% of the participant's annual salary. A "Corporate Performance Factor" will be calculated as the product of the multiplication of two ratios. The first ratio is the average annual ROE for the three-year cycle divided by a target ROE established by the Committee at the beginning of the three-year cycle. The second ratio is the cumulative total return to stockholders over a five-year period ending on the last day of the three-year cycle divided by the cumulative total return (over the same period) to stockholders of a publicly available index selected by the Committee and communicated to participants at the beginning of the cycle. A five-year period was selected to measure total stockholder return because it appropriately reflects the economic cycle in the chemical industry and is reported annually in the Company's proxy statement. The award under this plan will equal the product of the participant's Standard for the award cycle times the Corporate Performance Factor for the cycle. The Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. No awards are permitted when the Corporate Performance Factor is less than 0.50. Except as required by 162(m), the Board of Directors will have the authority to modify, suspend or terminate this plan, without stockholder approval, as the Board deems in the best interest of the Company. A copy of the plan is attached to this proxy statement as Exhibit B.

NEW PLAN BENEFITS
--------------------------------------------------------------------------------

  The following table shows the bonuses which would have been received by or allocated to each of the named executive officers under the proposed plans and the bonuses actually received under the prior plans from 1992 through 1996. In addition, the table shows the bonuses which would have been received by or allocated to all executive officers as a group and all employees except executive officers as a group under the proposed plans and the bonuses actually received under the prior plans for 1996. (1)

                                                      ANNUAL BONUS(2)              LONG-TERM BONUS(2)
                                                ---------------------------     -------------------------
              NAME AND                           PROPOSED          PRIOR         PROPOSED        PRIOR
              PRINCIPAL                            PLAN          PLANS(3)          PLAN         PLANS(4)
              POSITION                 YEAR         ($)             ($)            ($)            ($)
-------------------------------------  ------------------------------------------------------------------
J. Lawrence Wilson                     1996     $   726,012     $   578,733     $  286,827     $  250,280
  Chairman & C.E.O.                    1995     $   409,471     $   368,551     $  227,440     $  258,254
                                       1994     $   353,979     $   350,761     $  252,492     $  258,945
                                       1993     $     0,000     $   172,142     $  318,390     $  223,726
                                       1992     $   160,427     $   401,524     $  327,607     $  291,240
John P. Mulroney                       1996     $   425,298     $   392,164     $  192,380     $  167,867
  President                            1995     $   272,865     $   226,341     $  148,476     $  168,592
                                       1994     $   239,178     $   218,423     $  165,169     $  169,390
                                       1993     $     0,000     $   115,467     $  211,014     $  148,275
                                       1992     $   107,600     $   248,193     $  217,175     $  193,067
Fred W. Shaffer                        1996     $   202,231     $   184,090     $   85,099     $   74,256
  Vice President & C.F.O.              1995     $   129,636     $   107,533     $   65,673     $   74,571
                                       1994     $   113,817     $   103,940     $   73,710     $   75,594
                                       1993     $     0,000     $    54,856     $   94,170     $   66,171
                                       1992     $    51,109     $   117,890     $   96,910     $   86,152
John F. Talucci                        1996     $   167,741     $   135,601     $   66,972     $   74,687
  Vice President                       1995     $   106,435     $    88,288     $   51,673     $   58,674
                                       1994     $    93,500     $    85,386     $   57,451     $   58,919
                                       1993     $     0,000     $    45,215     $   72,404     $   50,877
                                       1992     $    42,146     $    89,283     $   69,165     $   61,487
Basil A. Vassiliou                     1996     $   243,485     $   226,600     $  106,899     $   93,278
  Vice President                       1995     $   156,793     $   130,060     $   80,617     $   91,539
                                       1994     $   137,358     $   125,438     $   85,207     $   87,385
                                       1993     $     0,000     $    62,473     $  100,289     $   70,471
                                       1992     $    51,109     $   127,919     $   90,840     $   80,756
All Executive Officers                 1996     $ 3,883,649     $ 3,240,106     $1,320,673     $1,442,462
All Employees except Executive         1996     $28,421,412     $23,100,325     $  672,509     $  864,071
  Officers
---------------------------------------------------------------------------------------------------------

(1) Non-employee directors do not participate in any of these plans.

(2) A portion of both the Annual award and the Long-term award will be paid to the listed executives in restricted stock under the Rohm and Haas Restricted Stock Plan of 1992; the rest will be paid in cash.

(3) Included in the figures for annual bonuses paid under the prior plans are awards under the Top Executive Annual Performance Award, where applicable, the Annual Performance Award and discretionary awards.

(4) Included in figures for long-term bonuses under the prior plans are awards under the Top Executive Long-Term Award Plan, where applicable, and the Long-Term Award Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" each of the following resolutions:

  RESOLVED: That the Rohm and Haas Company Annual Bonus Plan as set forth in Exhibit
A to this proxy statement is hereby approved;

  RESOLVED: That the Rohm and Haas Company Long-Term Bonus Plan as set forth in Exhibit B to this proxy statement is hereby approved.

  Provided a quorum is present, an affirmative vote of a majority of the shares represented at the meeting is required for adoption. Abstentions will be counted as negative votes.

STOCK OWNERSHIP

  The following table lists the beneficial owners of more than 5% of the outstanding shares of the common and $2.75 cumulative convertible preferred stock of the Company.
--------------------------------------------------------------------------------

                                                                              SHARES       PERCENTAGE OF
                                                                            BENEFICIALLY       CLASS
                        STOCKHOLDERS                             CLASS        OWNED         OUTSTANDING
--------------------------------------------------------------------------------------------------------
John C. Haas, John O. Haas, William D. Haas and Thomas W.      common       10,374,830(2)      16.50%
  Haas and two income trusts of which they, together with
  Mellon Bank (East) N.A., are trustees(1)
Four charitable income trusts and a charitable foundation of   common       11,961,372(3)      19.02%
  which John C. Haas, John O. Haas, William D. Haas and
  Thomas W. Haas, together or individually, are trustees or
  directors with others(1)
Rohm and Haas Company Employee Stock Ownership Plan(4), 100    common        6,065,340          9.65%
  Independence Mall West, Philadelphia, PA 19106
Lucia H. Shipley and Charles R. Shipley, Jr.(5)                preferred     1,955,305         74.33%
William H. MacCrellish, Jr.(6)                                 preferred       246,786          9.38%
Rohm and Haas Company Pension Plan, 100 Independence Mall      preferred       188,680          7.17%
  West, Philadelphia, PA 19106
Thomas P. Jalkut, Jr.(7)                                       preferred       143,453          5.45%
Trustees under the Shipley Company Profit-Sharing Plan         preferred       127,000          4.83%

--------------------------------------------------------------------------------

(1) John C. Haas, whose address is Rohm and Haas Company, 100 Independence Mall West, Philadelphia, PA 19106, is a retired officer and director of the Company. John O. Haas, 425 Lombard St., Philadelphia PA 19147, William D. Haas, P. O. Box 125, Bear Creek, PA 18602 and Thomas W. Haas, 583 Bay Road, Durham, NH 03824, are the sons of the late F. Otto Haas and the nephews of John C. Haas.

(2) John C. Haas, John O. Haas, William D. Haas and Thomas W. Haas own directly 135,785, 139,626, 106,120 and 198,371 shares respectively. Together with Mellon Bank they have voting and investment power for 9,794,928 shares in the two income trusts.

(3) John C. Haas has sole voting power, and together with John O. Haas, William
    D. Haas, Thomas W. Haas and CoreStates Bank, N.A. has investment power for 9,163,380 shares in two charitable trusts. John C. Haas shares voting and investment power with other trustees in a third charitable trust holding 1,161,384 shares and John O. Haas, William D. Haas and Thomas W. Haas share voting and investment power with another trustee in a fourth charitable trust holding 1,161,384 shares. John O. Haas, William D. Haas and Thomas W. Haas share voting and investment power with other directors of The William Penn Foundation which holds 475,224 shares. They disclaim beneficial interest in these trusts and foundation.

(4) 1,147,636 of the shares have been allocated to employee accounts.

(5) Lucia H. Shipley and Charles R. Shipley, Jr., 3507 West Gulf Drive, Sanibel, FL 33957, are spouses. The Lucia H. Shipley 1993 Revocable Trust, of which Mrs. Shipley is the trustee, and the Charles R. Shipley, Jr. 1993 Revocable Trust, of which Mr. Shipley is the trustee, own 948,407 and 948,402 shares, respectively, of Preferred Stock. As Shipley Institute of Medicine directors, Mr. and Mrs. Shipley, together with others, share investment and voting power in 58,496 shares owned by the Institute. The Institute's Preferred Stock, beneficial ownership of which is disclaimed by Mr. and Mrs. Shipley, is also shown in the table to be beneficially owned by Mr. MacCrellish.

(6) Mr. MacCrellish, Of Counsel to Nutter, McClennen & Fish, LLP, One International Place, Boston, MA 02110-2699, owns directly 10,390 shares of Preferred Stock and together with others shares investment and voting power in 236,396 shares of Preferred Stock held by Shipley Institute of Medicine and eight Shipley family trusts of which he is a director and trustee, respectively. He disclaims beneficial interest in the trusts and the Institute. The beneficial ownership attributed to Mr. MacCrellish do not include the shares held by the Shipley Company Profit-Sharing Plan of which he is a trustee.

(7) Mr. Jalkut, a partner in Nutter, McClennen & Fish, LLP, shares investment and voting power in 143,453 shares of preferred stock held by Shipley Institute of Medicine and three Shipley family trusts of which he is a director and trustee, respectively. He disclaims beneficial interest in the trusts and the Institute.

EXECUTIVE OFFICERS AND DIRECTORS

  The following table lists the shares of Company common stock owned by the listed executive officers, the directors and all executive officers and directors as a group as of March 15, 1997. Effective January 1, 1997, the Board of Directors approved stock ownership guidelines requiring all executives to own amounts of the Company's common stock equal to one-half to 5 times the amount of annual salary, depending on the executive's level. Executives have three years to bring their stock holdings up to the required level.
--------------------------------------------------------------------------------

                               NAME                       SHARES BENEFICIALLY OWNED(1)
              ---------------------------------------------------------------------------
              G. B. Beitzel                            11,969 (including 2,933 shares of
                                                               Deferred Stock)(2)
              D. B. Burke                               5,765 (including 2,647 shares of
                                                                Deferred Stock)
              E. G. Graves                              3,950 (including 1,537 shares of
                                                                Deferred Stock)
              J. A. Henderson                           3,828 (including 1,623 shares of
                                                                Deferred Stock)
              J. H. McArthur                            2,883 (including 1,711 shares of
                                                                Deferred Stock)
              P. F. Miller                             21,331 (including 3,295 shares of
                                                                Deferred Stock)
              J. P. Montoya                             1,526 (including 1,107 shares of
                                                                Deferred Stock)
              S. O. Moose                               3,525 (including 1,153 shares of
                                                                Deferred Stock)
              J. P. Mulroney                               120,309 (including 59,806
                                                              exercisable options)
              G. S. Omenn                               5,902 (including 1,617 shares of
                                                                Deferred Stock)
              R. H. Schmitz                              1,848 (including 959 shares of
                                                                Deferred Stock)
              A. Schriesheim                            3,900 (including 1,695 shares of
                                                                Deferred Stock)
              F. W. Shaffer                                 54,447 (including 20,216
                                                              exercisable options)
              J. F. Talucci                                 33,199 (including 20,222
                                                              exercisable options)
              B. A. Vassiliou                               29,124 (including 20,636
                                                              exercisable options)
              M. C. Whittington                          4,299 (including 838 shares of
                                                                Deferred Stock)
              J. L. Wilson                                 162,294 (including 90,353
                                                              exercisable options)
              All executive officers and directors as              708,751(3)
                a group

           ----------------------------------------------------------

           (1) Shares beneficially owned by officers include exercisable options; shares beneficially owned by directors include shares of Deferred Stock granted under the 1997 Non-Employee Directors' Stock Plan.

           (2) Includes 2,000 shares owned by Mrs. Beitzel.

           (3) Includes 402,155 exercisable options, 30,872 shares allocated under the Company savings plan or ESOP, 66,251 restricted shares and 21,114 shares of Deferred Stock. All executive officers and directors as a group own 1.1% of the outstanding common stock. One executive officer owns 295 shares of $2.75 cumulative, convertible preferred stock through the Shipley Company Profit-Sharing Plan; no other executive officer or director owns preferred stock.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  The Company believes that all its executive officers and directors have complied with all Section 16 filing requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP has served as the Company's principal independent accountants since 1953 and will continue in that capacity for 1997.

  A representative of KPMG Peat Marwick LLP will attend the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

OTHER BUSINESS

  The Board of Directors is not aware of any other business to be presented at the meeting for stockholder action. If other matters arise at the meeting, the shares represented by duly executed proxies will be voted in the best judgment of the persons named in the proxy.

1998 ANNUAL MEETING PROPOSALS

  Proposals from stockholders intended to be presented at the annual meeting in 1998 must be received by the Secretary of the Company by November 21, 1997.

EXHIBIT A

ROHM AND HAAS COMPANY ANNUAL BONUS

  1. PURPOSE OF THE ANNUAL BONUS. The purpose of the Annual Bonus is to reward participating Rohm and Haas employees for the Company's attainment of superior return on net assets.

  2. ELIGIBILITY. Awards under the Annual Bonus may be made to individuals who are regular employees of Rohm and Haas Company or of its subsidiaries as of December 31 of each year or who leave during the year because of retirement, disability or death. The term "subsidiary" means any corporation in an unbroken chain running down from the parent company where each corporation other than the last in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

  3. ADMINISTRATION. An executive compensation committee consisting of at least two members of the Board of Directors of Rohm and Haas Company, or a subcommittee of that committee consisting of at least two members who qualify as outside directors under applicable IRS and SEC regulations, shall be appointed by the Board (the "Committee"). One of the Committee members shall act as chair. No member of the Committee shall be eligible for awards under this plan. The Committee may adopt rules and regulations that it deems necessary for governing its affairs. It may take action either by a majority vote of its members in attendance provided there are at least two members present and voting, or by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

  The Committee will administer, construe and interpret the Annual Bonus plan and will establish rules for handling situations involving changes during the performance year in employee status such as new hires and changes from full to part-time employment. The Committee's decisions will be final and binding on all parties, including the Company, the stockholders, and the employees.

  4. PERFORMANCE YEAR. Each calendar year is a separate performance year.

  5. PERFORMANCE GOALS. The Committee will establish in writing, no later than the 90th day of the performance year, a corporate return on net asset ("RONA") performance goal representing a superior return on net assets (the "Performance Goal"). Rohm and Haas Company actual net profit after taxes after adding back unusual expense items and write-offs as described in the Management Discussion and Analysis report to the shareholders shall be used in calculating the Company's RONA. The Committee may provide for adjustments by management on the basis of unit, team or individual performance. These adjustments may not be made for Named Executive Officers, as defined in the proxy rules.

  6. BONUS TARGETS. The Committee will establish a bonus target for each level of employee. The bonus target is the percentage of an employee's base pay awarded when the Company meets the Performance Goal. The Committee will establish in writing, no later than the 90th day of the performance year, a formula adjusting the bonus awards upward when the Company's RONA exceeds the Performance Goal and downward when the Company's RONA is less than the Performance Goal. The Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. No bonuses will be paid when the Company's RONA is less than 6%.

  7. MAXIMUM BONUS PAYOUT. The aggregate bonus payout as a percentage of net after tax profit may not exceed the Company's RONA. In no event will any individual receive more than 2 1/2% of the aggregate bonus payout.

  8. PAYMENT OF AWARDS. Awards earned under the terms of the Annual Bonus plan may at the discretion of the Committee be paid in cash, or in stock through the Rohm and Haas Company Restricted Stock Plan of 1992, or partly in both. Payment will be made by the March 15 following the close of the performance year, provided that the Committee has certified that the awards have been calculated in accordance with the Plan formula. The Committee, in its discretion, may provide that individuals may elect to defer payment of these bonuses.

  9. ADJUSTMENTS FOR ACCOUNTING AND TAX CHANGES. If changes in tax laws or accounting practices take place during the performance year that distort corporate performance calculations, the Committee will calculate corporate performance based on the tax law and accounting practices in effect at the beginning of the performance year.

  10. TERMINATION OF EMPLOYMENT. Participation in the Annual Bonus does not create a contract of employment, nor grant any employee the right to be retained in the service of the Company. Individuals will not receive a bonus under this Plan for the performance year in which their employment terminates other than by retirement, disability or death. Any individual whose employment is terminated for wrongdoing, including but not limited to a violation of the Company's Code of Business Conduct, will forfeit all rights to payment under this Plan.

  11. EFFECTIVE DATE OF THE ANNUAL BONUS PLAN. The Annual Bonus plan will take effect on January 1, 1997.

  12. AMENDMENT, SUSPENSION OR TERMINATION OF THE ANNUAL BONUS PLAN. The Board of Directors of Rohm and Haas Company may, at any time, suspend, terminate or amend the Annual Bonus plan in such respects as the Board deems to be in the best interest of the Company. No amendment will adversely affect any right of any grantee, or his successors in interest, under the terms of any award made hereunder before the effective date of the amendment. Annual Bonus deferrals in effect at the Annual Bonus plan's termination remain in effect according to their original terms.

EXHIBIT B

ROHM AND HAAS COMPANY LONG-TERM BONUS

  1. PURPOSE OF THE LONG-TERM BONUS. The purpose of the Long-Term Bonus is to reward participating Rohm and Haas executive employees for the attainment of superior corporate long-term return on equity and shareholder value creation.

  2. ELIGIBILITY. Awards under this plan may be made only to employees who are executives of Rohm and Haas Company. Eligible employees selected to participate in this plan may also participate in the Rohm and Haas Company Restricted Stock Plan of 1992 and in the amended Rohm and Haas Stock Option Plan of 1992 as amended.

  3. ADMINISTRATION. An executive compensation committee consisting of at least two members of the Board of Directors of Rohm and Haas Company, or a subcommittee of that committee consisting of at least two members who qualify as outside directors under applicable IRS and

SEC regulations, shall be appointed by the Board (the "Committee"). One of the Committee members shall act as chair. No member of the Committee shall be eligible for awards under this plan. The Committee may adopt rules and regulations that it deems necessary for governing its affairs. It may take action either by a majority vote of its members in attendance provided there are at least two members present and voting, or by an instrument in writing signed by all members without a meeting. Members of the Committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

  The Committee will administer, construe and interpret the Long-Term Bonus plan. Within the limits of the Plan, the Committee is also given full authority and discretion to determine the timing of awards, to select from those eligible the individuals to participate, and to establish such other measures as may be necessary to the objectives of the plan. The Committee's decisions will be final and binding on all parties, including the Company, the stockholders and the employees.

  4. AWARD CYCLE. The "Award Cycle" is a period of three years. A new Award Cycle shall begin each year.

  5. LONG-TERM BONUS STANDARDS. The Committee shall approve a long-term bonus standard ("Standard") for each participant before the beginning of each Award Cycle. The Standard for any participant shall not exceed the lesser of $600,000 or 60% of the participant's base annual salary in the year before the start of the Award Cycle.

  6. CORPORATE PERFORMANCE FACTOR. Corporate performance will be measured in two ways: return on equity ("ROE") and cumulative total return to shareholders.

  The "Corporate Performance Factor" is the product of the multiplication of two ratios. The first ratio is the average annual ROE for the three years in the Award Cycle divided by a target ROE established by the Committee at the beginning of the Award Cycle. Rohm and Haas Company actual net earnings after adding back unusual expense items and write-offs as described in the Management Discussion and Analysis report to the shareholders shall be used in calculating the Company's ROE. The second ratio is the cumulative total return to shareholders over a five-year period ending on the last day of the Award Cycle divided by the cumulative total return (over the same period) to shareholders of a publicly available index selected by the Committee and communicated to participants at the beginning of the Award Cycle. Cumulative total return to shareholders will be calculated in the same manner that it is calculated and reported under the proxy rules.

  7. DETERMINING AWARD PAYOUTS. Long-term Bonus awards for each Award Cycle shall be equal to the product of the participant's Standard times the Corporate Performance Factor. The Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. No awards are permitted when the Corporate Performance Factor is less than 0.50.

  8. NOTIFICATION. At the beginning of each Award Cycle, each participant will be notified in writing of his or her Standard, the formula for determining the amount of the award, the applicable cycle and related terms and conditions.

  9. PAYMENT OF AWARDS. Awards earned under the terms of the plan may, at the discretion of the Committee, be paid in cash, or in stock through the Rohm and Haas Company Restricted Stock Plan of 1992, or partly in both. Awards will be paid by March 15 of the year following the close of the Award Cycle, provided that the Committee has certified that the awards have been calculated in accordance with the plan formula.

  10. ADJUSTMENTS FOR ACCOUNTING AND TAX CHANGES. If changes in tax laws or accounting practices take place during the Award Cycle that distort corporate performance calculations, the Committee will calculate corporate performance factors based on the tax laws and accounting practices at the beginning of the performance year.

  11. TERMINATION OF EMPLOYMENT, RETIREMENT, OR DEATH OF PARTICIPANT.

     (a) Participation in the Long-Term Bonus Plan does not create a contract of employment, nor grant any employee the right to be retained in the service of the Company. Any participant whose employment is terminated for wrongdoing, including but not limited to a violation of the Company's Code of Business Conduct, will forfeit all rights to payment under this plan.

     (b) If a participant resigns or is discharged during an Award Cycle, that participant's Long-Term award shall be immediately forfeited, and that participant shall have no right to any payment for that Award Cycle.

     (c) If a participant retires under the provisions of the pension plan or other policies of the Company, participation shall continue to the end of the Award Cycle, and that participant shall be paid part of the amount earned according to the terms of the award proportionate to the period of active service during the Award Cycle. However, in the event of retirement before the completion of three months of service in an Award Cycle, no amount shall be paid for that Award Cycle.

     (d) If a participant dies during an Award Cycle, participation shall continue to the end of the Award Cycle, and the participant's designated beneficiary (or if none, then the participant's estate) shall be paid part of the amount earned according to the terms of the award proportionate to the period of service during the Award Cycle before the participant's death. However, in the event of death before the completion of three months of service in an Award Cycle, no amount shall be paid for that Award Cycle.

  12. EFFECTIVE DATE OF PLAN. This plan shall take effect on January 1, 1997.

  13. AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN. The Board of Directors of Rohm and Haas Company may at any time suspend, terminate or amend the plan in such respects as the Board deems to be in the best interests of the Company. No amendment, without the approval of the stockholders, shall increase the payouts under the plan or change the class of persons eligible to participate in the plan. No amendment shall adversely affect any right of any participants, or their successors in interest, under the terms of any award made hereunder before the effective date of the amendment. Performance Periods in effect at the time of termination of the plan shall remain in effect according to their original terms.

                                                           ROHM AND HAAS COMPANY
                                                   NOTICE OF 1997 ANNUAL MEETING
                                                             AND PROXY STATEMENT

                [RECYCLE LOGO]
THIS DOCUMENT HAS BEEN PRINTED ENTIRELY
ON RECYCLED PAPER.                                                       [LOGO]

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                                        1.  Election of Directors.
    =========================                                               Nominees:                                With-   For All
      ROHM AND HAAS COMPANY                                                                                   For    hold    Except
    =========================                                                G.B. Beitzel     S.O. Moose
                                                                             D.B. Burke       J.P. Mulroney   [  ]   [  ]    [  ]
                                                                             E.G. Graves      G.S. Omenn
                                                                             J.A. Henderson   R.H. Schmitz
                                                                             J.H. McArthur    A. Schriesheim
                                                                             P.F. Miller, Jr. M.C. Whittington
                                                                             J.P. Montoya     J.L. Wilson

                                                                            Instructions:  To withhold authority to vote for any
                                                                            nominee, mark the "For All Except" box and strike a
                                                                            line through the nominee's name in the list provided
                                                                            above.


                                                                                                              For  Against  Abstain

                                                                        2.  Proposal to adopt the Rohm and    [  ]   [  ]    [  ]
                                                                            Haas Annual Bonus

                                                                        3.  Proposal to adopt the Rohm and    [  ]   [  ]    [  ]
                                                                            Haas Long-Term Bonus

                                                                        4.  In their discretion on such other business as may
                                                                            properly come before the meeting.

                                              ----------------------        Mark box at right if an address change or        [  ]
 Please be sure to sign and date this Proxy.   Date                         comment has been noted on the reverse side of
--------------------------------------------------------------------        this card.


-----Stockholder sign here ------------------Co-owner sign here-----

 DETACH CARD                                                                                                            DETACH CARD


                             ROHM AND HAAS COMPANY

                   Proxy for Annual Meeting of Stockholders
                                  May 5, 1997

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints P.F. Miller, Jr., J.P. Mulroney and J.L. Wilson, and each of them, with power of substitution, as proxies at the annual meeting of stockholders of ROHM AND HAAS COMPANY to be held on May 5, 1997, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned if personally present would be entitled to vote. If the undersigned participates in the Rohm and Haas Employees Savings Plan, the undersigned also hereby directs the Trustees of the Employee Stock Ownership Trust and the Non-ESOP Thrift Fund to vote shares held in the Trusts as indicated on this card; failure to return this proxy constitutes an instruction to the Trustees to vote shares as directed by other participants.

This proxy will be voted as directed with respect to the proposals referred to in Items 1, 2 and 3 on the reverse side, but in the absence of such direction, this proxy will be voted FOR the election of all nominees for director listed in
Item 1, and FOR the proposals referred to in Items 2 and 3.

         ------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------


   Please sign exactly as your name(s) appear(s) on this proxy card.  Joint owners should each sign personally.  When signing as attorney, executor, administrator, trustee or guardian,
                          please give your full title.


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